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                                                            Exhibit 5.1 and 23.1


December 29, 1998


Board of Directors
ChemFirst Inc.
700 North Street
Jackson, Mississippi 39202-3095

RE:  Opinion Letter

Gentlemen:

I currently serve as General Counsel for ChemFirst Inc. (hereinafter called the "Company"), a Mississippi corporation. In connection with the preparation of the Company's Form S-8 Registration Statement (the "Registration Statement") covering 950,000 shares of its Common Stock ($1.00 par value) and 950,000 phantom share units valued relative to the Company's Common Stock (the "Share Units") which may be offered under the ChemFirst Inc. 1998 Long-Term Incentive Plan (the "Plan"), I have examined and am familiar with the Company's Amended and Restated Articles of Incorporation, its By-Laws, the Plan, the Registration Statement, applicable resolutions passed by the Company's Board of Directors, and with such other documents and questions of law as I have deemed necessary or appropriate for the purposes of this opinion.

I am of the opinion, based upon such examination that the 950,000 shares of its Common Stock ($1.00 par value) and the 950,000 Share Units covered by the said Registration Statement have been duly authorized by all necessary corporate action and, when issued, in accordance with the terms and conditions of the Plan and the instruments governing their issuance, the shares of Common Stock will be legally and validly issued, fully paid and non-assessable and the Share Units will be legally and validly issued and represent the binding obligation of the Company to make payment to the holders thereof in accordance with the terms and conditions of the Plan.

This opinion is limited solely to the laws of the State of Mississippi and the laws of the United States, and I express no opinion herein concerning the laws of any other jurisdiction.
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Board of Directors
December 29, 1998
Page 2


I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me and to my opinion in the Registration Statement.

Sincerely yours,

CHEMFIRST INC.


/s/ J. Steve Chustz
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J. Steve Chustz
General Counsel

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